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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MGC Communications, Inc.:

We consent to the use of our report, dated August 18, 1997, relating to the statements of operations, stockholders' equity and cash flows of MGC Communications, Inc. for the year ended December 31, 1996, included in the Form S-3/A Registration Statement of MGC Communications, Inc., to be filed on or about January 17, 2000, and to the reference to our firm under the heading "Selected Consolidated Financial and Operating Data" and "Experts" in the Registration Statement.



                                                      KPMG LLP

Las Vegas, Nevada
February 3, 2000